UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 23, 2014


                           FIRST AMERICAN SILVER CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                     000-54327                    98-0579157
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)

11380 S. Virginia St, #2011, Reno, Nevada                           89511
 (Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code 888-332-3660

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 23, 2014, Charles El-Moussa was appointed as a director of our company and the number of directors of our company was increased to two.

CHARLES EL-MOUSSA, 42 -DIRECTOR

Mr. El-Moussa is currently an independent executive business consultant and legal counsel. He previously served as Regional Vice President for RE/MAX LLC from January to June 2013 and was the Chief Operating Officer and General Counsel for RE/MAX of Texas from 2003-2013 where he directed and oversaw all corporate and legal franchise operations. Prior to his engagement at RE/MAX of Texas, Mr. El-Moussa was a commercial and civil litigation attorney for Heard, Robins, Greenwood & Lubel in Houston, Texas. His prior employment engagements also included serving as Corporate Fuel Marketing Manager of Universal Weather & Aviation, in Houston, Texas, where he managed the marketing of a multi-million global fuel program with direct relationships with Fortune 500 clients, fixed base operators and fuel suppliers worldwide. Mr. El-Moussa held director, president, secretary and treasurer positions with Upstream Biosciences Inc. from February 2012 to June 2013, and with Netfone, Inc. from September 2008 to April 2011.

Mr. El-Moussa holds a B.B.A from University of St. Thomas in Houston and a J.D. from South Texas College of Law in Houston.

We appointed Mr. El-Moussa as a member to our board of directors because of his previous experience in corporate restructuring and his network in the venture capital industry.


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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST AMERICAN SILVER CORP.


/s/ Thomas Menning
-----------------------------------
Thomas Menning
President, Chief Executive Officer,
Chief Financial Officer,
Treasurer, Secretary and Director

Date: May 5, 2014

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